Exhibit 1

                             JOINT FILING AGREEMENT

     This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of the common stock, par value $.01 per share, of Bolle, Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Dated:  As of June 11, 1998

                                        MILLBROOK PARTNERS L.P.



                                        By:  /s/ Mark M. Mathes
                                             --------------------------
                                             Mark M. Mathes
                                             General Partner


                                             /s/ Mark M. Mathes
                                             --------------------------
                                             Mark M. Mathes








                                       9